EXHIBIT 10.10

“NON EXCLUSIVE” UEPS LICENCE
AGREEMENT

BETWEEN

NET1 INVESTMENT HOLDINGS
(PROPRIETARY) LIMITED

AND

SIA NETCARDS

Page i

Page ii

1.	PARTIES

1.1	NET1 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

1.2	SIA NETCARDS - LATVIA

2.	INTERPRETATION

2.1	The clause headings in this agreement are for reference purposes only and shall not be used in the interpretation thereof.

2.2	Unless the context clear indicates a contrary intention: -

2.2.1	expressions which denote any one gender shall include the other genders:

2.2.2	a person, shall include a natural person, company, partnership, close corporation or other legal personae;

2.2.3	the singular, shall include the plural and vice versa.

2.3
When any particular number of days is provided for the doing of any act or for any other purpose, the reckoning shall exclude the first day and shall include the last day which shall be a business day and shall include all Saturdays, Sundays and public holidays which occur during the period. For the purposes hereof, a “business day” shall mean a day which is not a Saturday, Sunday or public holiday.

2.4	My schedule or annex to this agreement shall be deemed to be incorporated herein and shall form an integral part of this agreement.

2.5
If any provision in a definition is a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only in the interpretation clause, effect shall be given to it as if it were a substantive provision in this agreement;

2.6	The following expressions bear the meanings assigned to them hereunder and cognate expressions bear corresponding meanings, namely: -

2.6.1	“Accredited UEPS system Integrator ”	a company that has the technical know-how and expertise to implement UEPS based systems and that has been appointed by NUEP as one of its systems integrators;

2.6.2	“Aplitec”
Net1 Applied Technology Holdings Limited, a company duly registered and incorporated in accordance with the Company Laws of the Republic of South Africa having its registered office at 4th Floor West Wing, President Place, Cnr Jan Smuts Avenue and Bolton Drive, Rosebank Johannesburg;

2.6.3	“effective date”	the signature date;

2.6.4	“EFT switch”	a computer switching system that will enable the switching of transactions between independent s software and hardware platforms;

2.6.5	“financial terms”
the financial terms and conditions, inclusive of royalties or its alternative, licence fees, up-front p payments, work in progress payments, payments on completion, further development fees, maintenance fees and any other monies as laid out in Appendices “A, B & C” hereto and accepted by SIA NETCARDS;

2.6.6	“intellectual property”	includes the patents and the software in respect of UEPS;

2.6.7	“Net1”
Net1 Investment Holdings (Proprietary) Limited., a wholly owned subsidiary of Aplitec which is duly registered and incorporated in accordance with the Company Laws of the Republic of South Africa having its registered office at 4th Floor West Wing, President Place, Cnr Jan Smuts Avenue and Bolton Drive, Rosebank Johannesburg;

2.6.8	“NUEP”	Net1 UEPS Technologies Inc. a company incorporated under the laws of the State of Florida having its registered office at 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301;

2.6.9	“patents”	United States Patent No.5,175,416 and European Patent No. 0421805 together with any similar p patents which may be granted to Net1;

2.6.10	“SARL”	NET1 HOLDINGS SARL (incorporated in Luxembourg);

2.6.11	“services”	the terms and conditions set out in paragraph 5.1;

2.6.12	“SIA NETCARDS”	SIA NETCARDS, registered and incorporated in a accordance with the Company Laws of Latvia, having its registered office at 140 Dzimavu Street, Riga, LV-1010, Latvia:

2.6.13	“signature date”	the date upon which is agreement is signed by the last signing party hereto;

2.6.14	“Smart Card Scheme”
the Universal Electronic Payment System (UEPS) based on the patents capable of providing a fully integrated payment and transacting system utilising smart card technology; 2.6.15 “Software” the Universal Electronic Payment System software and upgrades to such software;

2.6.16	“Support Service Agreement”	the term and conditions, as laid out in Appendix A” hereto and accepted by the SIA NETCARDS

2.6.17	“territory”	Latvia;

2.6.18	“UEPS”
the Universal Electronic Payment System designed by Net1 as described and detailed in the complete specification of Net1’s application for the patents. UEPS is one out of a possible number of applications that uses the patents to provide an integrated, secure and complete payment system.

3.	INTRODUCTION

3.1	SIA NETCARDS has complied with all its technology sourcing procedures and processes and has appointed Net1 as their technology providers for the following contract

3.1.1	Smart Card Scheme.

3.2	Net1 is able to provide the technology support required to delivery the systems referred to in 3.1.1 above.

3.3	Net1 represents and warrants to SIA NETCARDS; -

3.3.1	That Net1 is an Accredited UEPS system integrator and is able to grant SIA NETCARDS the appropriate licences required to operate the Smart Card Scheme.

3.3.2	The entry by Net1 into this agreement shall not result in any breach of any law, regulation or contract by which Net1 is bound.

3.3.3	To the best of Net1’s knowledge the use of the Smart Card Scheme by Netcards shall, provided that Netcards complies with all its obligations hereunder, not infringe the Intellectual property Rights of any third parties.

4.	GRANT OF RIGHTS

4.1	Net1 on behalf of SARL hereby grants SIA NETCARDS of Latvia a “non-exclusive and non-transferable operator, issuer and acquirer licence” to operate the UEPS back-end switch and associated Net1 software products on behalf of 3rd parties and itself; to issue SIA NETCARDS branded smart cards; to install and manage a POS/ATM infrastructure in the territory under the operator terms and conditions as incorporated in this document as read with the Appendices hereto,

4.2	The licence granted in terms hereof shall be indefinite and shall continue until this agreement is terminated for whatsoever reason.

5.	OBLIGATIONS OF THE PARTIES

5.1	Net1 shall have the responsibility and obligations (services) as set out in the “Support Service Agreement” — Appendix A.

5.2
Net1 shall not, however, be liable to SIA NETCARDS or any person for any loss of any nature whatsoever which may be suffered or incurred as a result of the use by SIA NETCARDS of any information furnished to it by Net1 or as a result of any mistake, error or omission of Net1 and SIA NETCARDS hereby indemnities Net1 against any claim which may be made against it arising out of the aforegoing. The provisions hereof shall apply notwithstanding any negligence or default on the part of Net1.

5.3	The provisions of 5.2 shall, mutatis mutandis, apply to SIA NETCARDS so that it shall not be liable to Net1 in the circumstances referred to in 5.2

6.

CONSIDERATION

In consideration for the services which are to be rendered by Net1 to SIA NETCARDS in terms of this agreement, SIA NETCARDS shall pay to Net1 the amounts reflected as stipulated in the Appendices “A, B & D” hereto and shall strictly adhere to the terms and conditions stated therein.

7.	OWNERSHIP OF THE INTELLECTUAL PROPERTY

7.1
SIA NETCARDS acknowledges that the intellectual property an or any part thereof is and shall remain the sole and absolute of SARL or its assigns, and that it shall have no right to hire, lease, transfer, pledge or assign or otherwise, encumber the whole or any part thereof,

7.2
All right and title in and to the intellectual property and/or any part thereof will at all times remain with SARL or its assigns. The use of the intellectual property is licensed and not sold to SIA NETCARDS.

7.3
SIA NETCARDS agrees to preserve the software in its present condition and not to abuse or tamper with it nor to attempt to the source or object code thereof. Should SIA NETCARDS develop applications based around the UEPS, these specific applications shall not be named UEPS and Net1 shall not be held responsible for such applications:

7.4
SIA NETCARDS shall ensure that all material and comprising the intellectual property shall be marked by it to copyright, trade secrets and proprietary rights of Net1 and printed thereon and/or that the Net1 logo is placed thereon.

7.5	SIA NETCARDS shall ensure that all its employees are made aware of and comply with its obligations regarding the terms and conditions contained in this agreement.

7.6
SIA NETCARDS agrees not to contest nor challenge in proceedings or otherwise, any proprietary rights of the owner of the intellectual property, provided that such rights shall have been in existence at the date of signature of this agreement and insofar as such rights shall relate to the project forming the subject matter of this agreement.

7.7	SIA NETCARDS acknowledges that it has no right to the intellectual property save and except as are granted in terms of this agreement.

8.	COPYRIGHT

8.1	Without limiting the generality of the provisions in 7:-

8.1.1	all title and copyright in and to the intellectual property is owned by SARL and all rights not specifically granted herein are reserved by SARL and/or its assigns;

8.1.2
SIA NETCARDS hereby indemnifies Net1 and SARL against any loss or damage, howsoever arising, as a result of any breach of any intellectual property rights of any third party by SIA NETCARDS in its use of the intellectual property.

9.	PATENT ENFORCEMENT

9.1
If any third party shall in the reasonable opinion of Net1 a SIA NETCARDS infringe any of the patents or/and the UEPS right the parties shall initiate a strategy to enforce the patents and the UEPS rights against the infringing party by: -

9.1.1	initiating a legal or administrative procedure for infringement against the third party together with the right to enforce any judgement obtained pursuant thereto, or

9.1.2	enter into a cross-licence, settlement or other licence agreement with the third party at the discretion of NUEP

10.

LIMITATION OF LIABILITY

Subject to 11.1, neither party shall have any claim against the other in respect of any loss, liability, damage (whether direct or indirect, consequential or otherwise and whether for loss of profits, revenue, data or goodwill) or expense of any nature whatsoever which the other party may suffer from any cause whatsoever arising out of this agreement including the cancellation of this agreement for any reason whatsoever.

This limitation shall apply in the event that the nature of the aforesaid damages is within the contemplation of either party or in the event of it being aware or being advised thereof.

11.	TERMINATION OR REPUDIATION OF THIS AGREEMENT BY SIA NETCARDS OR NET1

11.1
Should this agreement be unlawfully terminated or repudiated by SIA NETCARDS and should such repudiation be accepted by Net1 SIA NETCARDS shall be obliged to make immediate payment to Net1 of all amounts which would have been payable to it in terms of Appendices “A, B & D” had the agreement not been unlawfully terminated or repudiated by SIA NETCARDS.

11.2
Should this agreement be unlawful terminated or repudiated by Net1 (and should such repudiation be accepted by SIA NETCARDS), Net1 shall not be relieved of any of its obligations which will have accrued prior to the termination thereof, provided that Net1 shall, subject to Clause 11, be liable for settlement of third party claims that may be awarded against SIA NETCARDS as a result of the unlawful termination.

11.3	If for any reason SIA NETCARDS goes under provisional management or liquidation, the ‘non-exclusive’ licence granted in this agreement shall be cancelled with immediate effect.

11.4	If for any reason Net1 goes under provisional management or liquidation, the ‘non-exclusive’ licence granted in this agreement shall remain with SARL in full force and effect.

11.5
This agreement shall terminate within 12 months of the date of signature of this contract, unless extended in writing by SIA NETCARDS. Each extension of this agreement shall be for a period of 12 months. In the event that SIA NETCARDS allows this agreement to lapse, SIA NETCARDS shall upon termination pay to Net1 outstanding procurement orders, fees, invoices, work in progress or any other financial commitment taken by Net1 on behalf of SIA NETCARDS that have been committed by SIA NETCARDS to Net1. The ‘non-exclusive’ licence shall be cancelled with immediate effect.

12.	BREACH

12.1
Should either party commit a breach of any material provision this agreement and fail to remedy such breach within 30 (thirty) days of receiving written notice from the other party requiring it to do so, then the aggrieved party shall be entitled, without prejudice to its other rights in law, to cancel this agreement or to claim immediate specific performance of all of the defaulting party’s obligations, in either event, without prejudice to the aggrieved party’s rights to claim damages subject to the provisions of 10 above.

12.2
Should either party cease trading or operating or be placed under judicial management or liquidation, then and in such event the aggrieved party shall be entitled to cancel this agreement without prejudice to its right to claim damages subject to the provisions of 10 above.

12.3
If this agreement is terminated for any reason at any time, Net1 stall be entitled to give written notice to SIA NETCARDS requiring it to forthwith cease to use the intellectual property and to return to Net1 the intellectual property and software materials and all copies thereof. Should SIA NETCARDS fail to immediately return the intellectual property, software material and copies for any reason, Net1 shall be entitled to take immediate possession thereof from SIA NETCARDS wherever same is situate.

13.	FORCE MAJEURE

13.1
Neither party shall be liable for any failure to fulfil its obligations under this agreement if and to the extent such failure is caused any circumstances beyond its reasonable control, including but not limited to flood fire, earthquake, war, tempest, hurricane, industrial action, Government restrictions or acts of God.

13.2
Should either party be unable to fulfil a material part of its obligations under this agreement for a period in excess of 6 (six) months due to circumstances beyond its control as contemplated in 13.1 above, the other party may in its sole discretion cancel this agreement forthwith by written notice.

13.3	The parties agree to notify each other promptly of any circumstance delaying its performance and to resume performance as soon thereafter as is reasonably practicable.

14.	RELATIONSHIP OF PARTIES

14.1

The parties are independent contractors is consummated and nothing in this agreement shall be construed as creating a partnership, joint venture or employer / employee relationship between the parties and neither party shall have any authority to incur any liability on behalf of the other party or to pledge the credit of the other party.

In addition, neither party shall be deemed to be the representative or agent of the other party and all acts done by any party shall b cane in its own name as principal.

15.	ASSIGNABILITY Neither party shall cede any of its rights nor assign any of its obligations or grant a sub-licence without first having obtained the prior written consent of the other party.

16.	SUPPORT

16.1
The parties undertake at all times to do all such things, perform all such functions and take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions or import of this agreement.

16.2
Without derogating from the aforegoing the parties shall exert their best endeavours to prevent and guard against any infringement or suspected or threatened infringement of the patents or any other or condition of this agreement.

17.

CONFIDENTIALITY

The parties undertake that They will not at any time during this agreement, or after termination hereof, disclose any information, which comes to their knowledge as a result hereof, not being information, which comes from an independent third party, which relates to: -

17.1	any business or marketing method or practice or customers of Net1;

17.2	any technical information, know-how or process or method of Net1.

18.	PUBLICITY AND ANNOUNCEMENTS

The parties intend that the details of this agreement shall be kept confidential and that all press announcements and related publicity concerned with this agreement shall be carried out by the parties in consultation and by agreement.

19.	GOVERNING LAW This agreement shall be governed and interpreted by the substantive laws of South Africa.

20.

SUBMISSION TO JURISDICTION

Subject to the provisions of 21 below, any legal action or proceedings arising out of or in connection with this agreement may be brought in the High Court of South Africa (Witwatersrand Local Division) or its successor, if any, and the parties irrevocably submit to the non-exclusive jurisdiction of such court and/or the arbitration forum referred to in terms of 21 below.

The parties irrevocably waive any objections they may now or hereafter have that such action or proceeding has been brought in an inconvenient forum.

21.	ARBITRATION

21.1
For the purposes of the agreement, “dispute” includes, without prejudice to the generality of that term, any dispute arising out of or in connection with the agreement and/or the interpretation and/or the implementation and/or the termination thereof.

21.2	Should any dispute arise, either of the parties shall be entitled to require, by written notice to the other, that the dispute be submitted to arbitration in terms hereof.

21.3	Subject to the provisions hereof, an arbitration shall be held under the provisions of the arbitration laws for the time being in force in the Republic of South Africa, provided that;-

21.3.1	the arbitrator shall be, if the question in issue is:-

21.3.1.1	primarily an accounting matter, an independent practising accountant of not less than ten years’ standing;

21.3.1.2	primarily a legal matter, a practising senior attorney of not less than ten years’ standing;

21.3.1.3
any other matter, a suitably qualified independent person, agreed upon by the parties and, failing such agreement within five days after the date on whit the arbitration is demanded, shall be appointed by the committee of the Arbitration Foundation of Southern Africa (who may appoint one of their number) who may be instructed by any of the parties to make the nomination at any time after the expiry of that five day period;

21.3.2
the arbitration shall be held in Johannesburg or Sandton or Randburg at a venue and in accordance with formalities and/or procedures determined by the arbitrator, and may be held in an informal and summary manner, on the basis that it shall at be necessary to observe or carry cut the usual formalities or procedures, pleadings and/or discovery, or the strict rules of evidence;

21.3.3	the arbitrator shall be entitled:

21.3.3.1
to investigate or cause to be investigated any matter, fact or thing which he considers necessary or desirable in connection with the dispute and for that purpose shall have the widest powers of investigating all the books and records of the party or parties to the dispute and the right to take copies or make extracts therefrom and the right to have them produced and/or delivered at any reasonable place required by him for the aforesaid purpose;

21.3.3.2	to interview and question under oath representatives of any of the parties;

21.3.3.3	to decide the dispute according to what he considers just and equitable in the circumstances;

21.3.3.4
to make such award, including an award for costs, specific performance, an interdict, damages or a penalty or otherwise as he in his discretion may deem fit and appropriate, provided that should the arbitrator fail to make an award with regard to costs, the costs of the arbitrator shall be borne equally between the parties;

21.3.4	the arbitration shall be held as quickly as possible after it is demanded with a view to its being completed within twenty-one days after it has been so demanded:

21.3.5
immediately after the arbitrator has been agreed upon or nominated in terms hereof, any of the parties shall be entitled to call upon the arbitrator to fix a date and place as to when and where the arbitration proceedings shall be held and to settle the procedure and manner in which the arbitration proceedings will be held.

21.4	Any award that may be made by the arbitrator.-

21.4.1	shall be in writing and shall include the reasons therefore;

21.4.2	shall be final and binding.

21.4.3	shall be carried into effect; and

21.4.4	may be made an order of any court to whose jurisdiction the parties to the dispute are subject.

21.5
This arbitration clause constitutes an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or to claim in such proceedings that he is not bound by this arbitration clause.

21.6
This arbitration clause shall not preclude any of the parties from obtaining relief by way of motion proceedings on an urgent basis from a court of competent jurisdiction pending the decision of the arbitrator

21.7	For the purposes hereof, the parties hereby submit themselves to the Witwatersrand Local Division of the High Court of South Africa.

21.8	This arbitration clause is severable from the rest of the agreement and shall remain in effect even if the agreement is terminated for any reason.

22.

SEVERABILITY

My clause in this agreement which may be invalid in terms of any statute, by-law or legislation shall be capable of being severed from this agreement without in any way affecting the rest of this agreement.

23.	ADDRESSES AND NOTICES

23.1	For the purpose of this agreement, including the giving of notices in terms hereof and the serving of legal process, the parties choose domicilium citandi et executiandi (“domicilium”) as follows:

23.1.1	Net1:	4th Floor West Wing, President Place, Cnr Jan Smuts Avenue and Bolton Drive, Rosebank, Johannesburg SOUTH AFRICA

23.1.2	SIA NETCARDS:	2 Alunana Street Riga LV 1010 LATVIA

23.2

Any notice given in connection with this agreement may be delivered by hand; or be sent by prepaid registered post; or be sent by telefax if the domicilium includes a telefax number, to the domicilium chosen by the party concerned.

Any notice or process delivery on any party in connection with any matter or subject arising out of this agreement or any notice shall be deemed to have been delivered if handed to any responsible person at the domicilium chosen by any party and it shall not be necessary to hand such process or notice to any party personally.

23.3	A notice given as set out above shall be presumed to have been duly delivered unless the contrary is proved:

23.3.1	on the date of delivery if delivered by hand;

23.3.2	and received on the date of dispatch if sent by telefax to the chosen telefax number

23.3.3	on the 14th day from the date of posting including the date of posting if posted by pre-paid registered post from within the Republic of South Africa; and

23.3.4	on the 14th day from the date of posting including the date of posting if posted from outside the Republic of South Africa.

24.	GENERAL

24.1	This document contains the entire agreement between the parties in regard to the subject matter hereof and neither of them shall be bound by any undertakings, representations, warranties, promises or the like not recorded herein.

24.2	No alteration, variation or cancellation by agreement of, addition or amendment to, or deletion from this agreement shall be of any force or effect unless in writing and signed by or on behalf of the parties hereto.

24.3	No indulgence, extension of time, relaxation or latitude which any party (the grantor) may show, grant or allow to any other party (the grantee) shall constitute a waiver by the grantor of any of his rights and the grantor shall not thereby be prejudiced or stopped from exercising any of his rights against the grantee which may have then already arisen or which may thereafter arise.

24.4	Following Appendixes are attached to this document:

Appendix A —	Support Service Agreement Terms & Conditions
Appendix B —	Rental of Stratus Model 310
Appendix C —	Detailed Smart Card Specifications for Pricing and Financial Terms and Conditions
Appendix D —	Pricing Structure & Financial Terms & Conditions

THUS DONE AND SIGNED BY THE RESPECTIVE PARTIES AS FOLLOWS:

/s/ B.L. Stewart

                 B.L. Stewart
For   NET1 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED
            Duty authorised

Date: 2nd may 2002

Place: JHB - South Africa

                                         /s/ signature
For    SIA NETCARDS
           Duty authorised

Date: 2nd may 2002

Place: Riga - Latvia

BY ITS SIGNATURE HERETO, NET1 HOLDINGS SARL, CONSENTS TO THE PROVISIONS OF THIS AGREEMENT AND ACCEPTS ALL THE BENEFITS CONFERRED UPON IT IN TERMS HEREOF

                      B.L. Stewart - Director
For    NET1 HOLDINGS SARL
            Duty authorised

Date: 2nd May 2002

Place: JHB - South Africa

APPENDIX A

PROPOSAL TO SIA NETCARDS

SUPPORT SERVICE
AGREEMENT

TERMS & CONDITIONS

FROM NET1 INVESTMENT HOLDINGS
(PROPRIETARY) LIMITED

Dated	:	2nd May 2002
Prepared By	:	Brenda L. Stewart
General Manager
Net1 Investment Holdings (Pty) Ltd.

SOFTWARE MAINTENANCE & SUPPORT

Upon signing of the contract, Net1 shall provide software maintenance and support according to time and material based as per the labour rates specified below:- Invoiced at the end of each month and payable immediately on receipt of the invoice to Net1 Investment Holdings (Pty) Ltd

NEW SOFTWARE DEVELOPMENT,
ENHANCEMENT & BUG FIXES

All requirements for new software development and/or software enhancements shall be costed out on a time and material basis. Separate quotation shall be provide by Net1. Net1 normally only allows 1 year free of charge for bug fixes. In this case we have no alternative but to charge for bag fixes as per the labour rates below.

The labour rates shall be calculated as follows:-

Labour Rates

Junior Programmer	US$ 40.00 per hour
Programmer	US$ 44.00 per hour
Analyst	US$ 49.00 per hour
Senior Analyst	US$ 54.00 per hour
Team Manager	US$ 54.00 per hour
Project Manager	US$ 67.00 per hour
IT Technical Specialist	US$ 80.00 per hour
Overtime Rates
Saturdays	Hourly Rate X 1.5
Sundays & Public Holidays	Hourly Rate X 2

Expenses
Return Airfares if necessary to be met by the client
Accommodation, transportation & meals to be met by the client

PLEASE NOTE
The costs involved for problems/work performed and/or solved by Net1, whereby the problem relates to an alternate party aud/or end user to the client would be invoiced directly to the client for onward recoupment from the party concerned.

POS TERMINALS SOFTWARE
DEVELOPMENT

Net1 shall grant SIA NETCARDS the right to select their POS terminals. Any modifications required to the UEPS POS software shall be for the account of SIA NETCARDS using the labour rates specified above.

APPENDIX B

PROPOSAL TO SIA NETCARDS

RENTAL OF STRATUS MODEL
310

FROM NET1 INVESTMENT HOLDINGS
(PROPRIETARY) LIMITED

Dated	:	2nd May 2002
Prepared By	:	Brenda L. Stewart
General Manager
Net1 Investment Holdings (Pty) Ltd.

RENTAL OF STRATUS MODEL 310

Net1 shall be prepared to rent the Stratus Model 310 Supporting TCP/IP to SIA NETCARDS under the following terms and conditions: -

☐	All freight charges from Latvia for returning the equipment to Net1 in Johannesburg shall be for the account of SIA NETCARDS.

☐	All costs involved for a Net1 specialist to go to Latvia for software training (i.e. return airfares, hotel accommodation, meals and transport) shall be for the account of SIA NETCARDS.

☐	Rental Price payable to Net1 Investment Holdings (Pty) Ltd. - US$ 1600 payable up front monthly for a maximum period of twelve (12) months. Thereafter renewable by tacit consent.

☐	SIA NETCARDS to take full responsibility of the equipment on delivery, e.g. insurance cover (Value US$ 20,000)

☐	The equipment to be returned to Net1 in the same working condition as delivered.

APPENDIX C

PROPOSAL TO SIA NETCARDS

DETAILED SMART CARD
SPECIFICATIONS FOR
PRICING & FINANCIAL
TERMS & CONDITIONS

FROM NET1 INVESTMENT HOLDINGS
(PROPRIETARY) LIMITED

Dated	:	2nd May 2002
Prepared By	:	Brenda L. Stewart
General Manager
Net1 Investment Holdings (Pty) Ltd.

RENTAL OF STRATUS MODEL 310

With the experience in the smart card environment for the past 11 years, Net1 have in-depth knowledge on smart card manufacturing in general and it’s associated complexities and risks.

The micro-chips are manufactured and supplied to Genaplus Card or SAGEM by either SGS Thomson or ATMEL. They both have a proven track record for module manufacturing, embedding and qualified printed plastic. The process involved to manufacture micro-processor based cards is different and far more complex than that required for the assembly of memory cards e.g. telephone cards.

PVC CARDS

PVC Cards are currently utilised by the banks for their banking applications. The biggest benefits of PVC Plastic are the quality of their printing (life-span 10 years) and the fact that additional options can be easily added: -

• Magnetic Stripes
• Signature Panels
• Holograms

All the above options are available and have experienced extensive field testing. In addition to the above, PVC cards can be embossed if this ever becomes a requirement. In view of the delicate procedure used to mill cavities and embed modules, any plastic cards supplied by unknown suppliers to both Gemplus and SAGEM would need to pass the qualification process to ensure the reliability and quality of the final product.

VALIDATION OF PVC CARDS

Validation of plastic may take on various forms depending on the module embedder, although certain tests should always be carried out.

These basic tests are: -

  Size
  The length, width and thickness of the card must fall within certain guidelines. None of these parameters may vary by more than a certain amount between cards or between quarters of a single card.

  De-lamination
  Tests are carried out under a variety of conditions to ensure that there is no lifting or bubble forming of the lamination layer. To carry out this test thoroughly a dark logo should be printed on the cards supplied for the tests. The reason for this is the de-lamination will occur quicker and easier on dark logo’s and testing must be carried out on worst case scenarios.

  Magnetic Stripe
  The magnetic stripe must be compliant with ISO 7811 and the average amplitude of the magnetic signal must fall within certain guidelines.

  Reliability
  Heat and torsion tests are carried out to ensure that warpage, cracking, lamination, fading of colours and altering of dimensions does not occur. In addition this test should not cause the cards to stick together or damage the magnetic stripes.

  Electrostaticity
  The card should be able to slip easily against each other i.e. the materials used should not accumulate electrostatic charges.

  Once the above tests have been carried out further tests are performed to ensure: -

  Milling of the cavity
  The nature of the plastic must be compatible with the processes and, tools used to mill the cavity.

  Strength of the bond
  The glue used must adhere to the plastic support. Tests are also performed to ensure that reactions which could reduce the adhesion do not occur.

FINAL TESTING
Final physical tests are performed on random cards within a batch : -

  Visual
  The physical appearance of the card is visually checked to ensure that the module has been correctly embedded in the cavity.

  Torsion
  This test is to ensure that the micro-module do not pop out the card.
  If any one of the above checks fail, the whole batch is put aside and every card is checked and those which fail are rejected.

PVC PRINTED 32 BYTE MICROPROCESSOR SMART CARD
SUPPLIER - SAGEM (ATMAL CHIP)
For use as client cards or merchant cards depending an the transaction volumes
Including : -

☐	Full color printing - FRONT & BACK (France)

☐	lnitialisation at Net1 premises (i.e. UEPS software loading to the chip)

☐	Signature Panel

PVC PRINTED MPCOS-EMV 8 KBYTE MICROPROCESSOR SMART CARD
SUPPLIER - GS THOMSON CHIP
For use as client cards or merchant cards depending on the transaction volumes.
Including : -

☐	Full color printing - FRONT & BACK (France)

☐	lnitialisation at Net1 premises (i.e. UEPS software loading to the chip)

☐	Signature Panel

ST16601 (1 KBYTE) MICROPROCESSOR SMART CARD
Depending on Functionality Requirements Including : -
Including : -

☐	Full color printing - FRONT & BACK (France)

☐	lnitialisation at Net1 premises (i.e. UEPS software loading to the chip)

APPENDIX D

PROPOSAL TO SIA NETCARDS

PRICING STRUCTURE &
FINANCIAL TERMS &
CONDITIONS

FROM NET1 INVESTMENT HOLDINGS
(PROPRIETARY) LIMITED

Dated	:	2nd May 2002
Prepared By	:	Brenda L. Stewart
General Manager
Net1 Investment Holdings (Pty) Ltd.

PRICING STRUCTURE & FINANCIAL TERMS & CONDITIONS

1.	SMART CARDS

2.	U.E.P.S TECHNOLOGY FEES

3.	FINANCIAL TERMS & CONDITIONS

SCHEDULE 1

SMART CARDS

PVC PRINTED 32 BYTE MICROPROCESSOR SMART CARD
SUPPLIER - SAGEM (ATMAL CHIP)
For use as client cards or merchant cards depending an the transaction volumes
Including : -

☐	Full color printing - FRONT & BACK (France)

☐	lnitialisation at Net1 premises (i.e. UEPS software loading to the chip)

☐	Signature Panel

Please note that the smart card supplers now charge as per the batch quantity to be embedded and delivered. We can no longer put in a large order and request it to be delivered over a few months. The unit price charged is for the batch.

PRICES

Quantities	1	-	5,000	Unit Price US$5.15
	5,001	-	10,000	Unit Price US$5.05
	10,00	-	19,999	Unit Price US$4.95
	20,000	-	50,000	Unit Price US$4.85
	50,000	-	100,000	Unit Price US$4.75
	100,000	-	- 200,000	Unit Price US$4.65

PVC PRINTED MPCOS-EMV 8 BYTE MICROPROCESSOR SMART CARD
SUPPLIER - GEMPLUS - SGS THOMSON CHIP
For use as client cards or merchant cards depending an the transaction volumes
Including : -

☐	Full color printing - FRONT & BACK (France)

☐	lnitialisation at Net1 premises (i.e. UEPS software loading to the chip)

☐	Signature Panel

Please Note that Gemplus are always more expensive on the small batches

PRICES

Quantities	1	-	5,000	Unit Price US$5.30
	5,001	-	10,000	Unit Price US$5.15
	10,00	-	19,999	Unit Price US$5.05
	20,000	-	50,000	Unit Price US$4.95
	50,000	-	100,000	Unit Price US$4.85
	100,000	-	- 200,000	Unit Price US$4.75

ST16601 (1 KBYTE) MICROPROCESSOR SMART CARD
Depending on Functionality Requirements
Including : -

☐	Signature Panel

☐	lnitialisation at Net1 premises (i.e. UEPS software loading to the chip)

PRICES
Surface printed ABS Cards                US$ 2.75

☐	Full color printing - FRONT and black and white BACK

Blank ABS Smart Cards

☐	Full color printing FRONT only

PAYMENT TERMS & CONDITIONS

LOGO Artwork Up Front	US$ 550.00 per logo
Delivery	Exworks JHB Bonded Warehouse
Payment	50% Upfront on placement of the order with Net1
50% On advise that goods are ready for collection 0 Net1
Delivery	Exworks - Net1 JHB Bonded Warehouse

DELIVERY TIME FRAMES

☐	2-3 weeks for creation of the ‘chromalin’

☐	After approval of the ‘chromalin’ 6 weeks for PVC printing

☐	2-3 weeks for module manufacturing & embedding of the chips

☐	4 days for delivery from France

☐	1-2 weeks for card initialisation at APLITEC premises (Depending on volumes and machine availability at the time.)

ALL SMART CARDS TO DISPLAY THE NET1 LOGO ON THE REVERSE SIDE OF THE SMART CARD.

SCHEDULE 2

U.E.P.S. TECHNOLOGY FEES

In order for Net1 to continue developing additional functionality around the U.E.P.S. Technology as well as keeping up with the costs of renewals of patents and trademarks, it is necessary for Net1 to levy a royalty fee to end-user licence holders. The fees levied by Net1 in respect of the U.E.P.S Patents for the use of the smart card technology shall be dependent upon the actual size of the system. The fee structure is divided into two segments as shown below : -

UEPS MANAGEMENT BACKEND SYSTEM

Include the entire UEPS Back-end System as well as the added value smart card application products such as -

  Instant Bank Account
  Savings Application
  Retail
  S2S Wage
  S2S Enrol
  Peusion/Welfare
  Transportation
  Fuel
  3rd Party Payments
  Loans / Credit Facility
  Money transfers - Local & Incoming
  Pre-paid Utilities

These prices will not apply to yourselves as are not purchasing the UEPS Version 10 Back-End System with the smart suite of applications

2. LICENCE FEES FOR PATENTS

PRICING IS CALCULATED ON QUANTITIES SOLD NOT ISSUED

SMALL SYSTEM
The small system category only applied to our small PC Based Version 8 UEPS Systems managing banking functionality only. We are no longer promoting this product.

MEDIUM SYSTEM
Between 250-2499 POS and/or 001 —249,999 smart cards

Licence Fee	US$ 50,000 per annum, per end user
Per Issuer or Acquirer	payable up front & thereafter annually
on the anniversary date of signing the
contract with Net1

LARGE SYSTEM
More than 2500 POS and/or the following quantities stipulated in the table overleaf

Annual Licence Fee

Per issuer or Acquirer	Payable up front and thereafter annually on the anniversary date of signing the contract with Net1.

250,000 —500,000 smart cards	US$100,000

500,001 — 750,000 smart cards	US$150,000

750,001 — 1,000,000 smart cards	US$200,000

1,000,001 —1,250,000 smart cards	US$250,000

1,250,001— 1,500,000 smart cards	US$300,000

SCHEDULE 3

FINANCIAL TERMS & CONDITIONS

  All hardware equipment prices are quoted In United States Dollars and are payable in United States Dollars Equipment Prices have been calculated at Rand 10.00 = Euro 1. Any movement in this rate will be for the account of the client

  Prices for the smart cart are EXWORKS JHB Bond Warehouse. All shipping export documentation and costs are for the account of the client.

  Payment terms and conditions are specified under each schedule.

  Labour rates as stipulated in the “Support Service Agreement” to be reviewed annually

  Bank account for Net1 Investment Holdings (Pty) Ltd into which all payments for smart cards, software development and software maintenance & support shall be made Nedbank Limited, International Account No. USA A\C 7S39 017350

  The upfront and annual licence fee per issuer or acquirer of the system shall be made payable to Net1 Holdings SARL. The bank account shall be specified on the Net1 Holdings SARL invoice.

ADDENDUM I

“NON EXCLUSIVE” UEPS LICENCE
AGREEMENT

Between

NET1 INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

     And

SIA NETCARDS

LICENCE FEES FOR PATENTS ON RIGA TOLL SYSTEM and RIGA PARKING SYSTEM

Due to your current financial and operational positions, it is further agreed that the Licence Fees will be adjusted as follows for the year ended 2003. The pricing of the original agreement will remain in force for the year 2002.

These terms will only apply if payment of the outstanding balance of US$ 12,500 relating to licence fees for the year 2002, and the revised licence fee of US$ 10,000 for year 2003 are paid as follows: US$ 12,500.00 to be paid by early January 2004 US$ 10,000 for revised licence fees for the year 2003 to he paid in May 2004 Licence lees for the year 2004 are due for invoicing in May 2004 and we anticipate that these fees are paid within two months of the due date. i.e. Au 2004.

If and when any further or new systems other than the Riga Toll System and Riga Parking System (including the parking system of approximately 25 parking meters in Jurmala) arc implemented, the original licence fee structure will once again become effective.

Licence Fee	US$ 10,000 per annum, payable up front and thereafter annually on the anniversary date of signing the original contract with Net1.

THUS DONE AND SIGNED BY THE RESPECTIVE PARTIES AS FOLLOWS:

                                        /s/ B Stewart
For: NET INVESTMENT HOLDINGS (PROPRIETARY) LIMITED
          Duly authorised

Date: 04/01/2004

Place: JHB

                  /s/Juris Retenais / Juris Retenais, director
For: SIA NETCARDS
         Duly authorised

Date: 12/12/2003

Place: Riga, Latvia